UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 7, 2020

UNISYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100 Blue Bell, Pennsylvania 19422
(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)The 2020 annual meeting of stockholders (the “Annual Meeting”) of Unisys Corporation (the “Company”) was held on May 7, 2020.

(b)The following matters were voted upon at the Annual Meeting and received the following votes:

(1)The individuals listed below were elected to serve as directors of the Company:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Peter A. Altabef	52,169,167	515,408	116,957	4,592,465
Jared L. Cohen	52,206,624	531,983	62,925	4,592,465
Nathaniel A. Davis	44,422,023	8,279,806	99,703	4,592,465
Matthew J. Desch	52,167,554	568,198	65,780	4,592,465
Denise K. Fletcher	51,816,474	924,565	60,493	4,592,465
Philippe Germond	52,442,079	295,252	64,201	4,592,465
Lisa A. Hook	52,411,914	329,340	60,278	4,592,465
Deborah Lee James	52,169,491	571,919	60,122	4,592,465
Paul E. Martin	52,452,093	286,494	62,945	4,592,465
Regina Paolillo	52,433,836	306,351	61,345	4,592,465
Lee D. Roberts	52,149,703	575,112	76,717	4,592,465

(2)A proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020 was approved with 56,848,761 votes for; 276,250 votes against; and 268,986 abstentions.

(3)A proposal to approve a resolution approving executive compensation on an advisory basis was approved with 51,142,078 votes for; 1,218,811 votes against; 440,643 abstentions; and 4,592,465 broker non-votes.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: May 11, 2020	By:	/s/ Gerald P. Kenney
Gerald P. Kenney
Senior Vice President, General Counsel and Secretary